Exhibit 99.1

Fuse Group Holding Inc. Announces Signing of Consulting Agreement

Arcadia, CA. December 15, 2023 – Fuse Group Holding Inc., (OTCQB: FUST) (hereinafter referred to as "Fuse Group" or the "Company"), a company in development of business in the mining and biotech areas, proudly announces its signing of Consulting Agreement with Beijing Jixiang Fengqi Tech Company Limited ("Beijing Jixiang”) on December 13, 2023. Beijing Jixiang engages in IT consulting and digital marketing services.

Fuse Group agrees to provide general consulting, marketing and business development services for Beijing Jixiang to expand and grow its business in North American market. Fuse Group will help Beijing Jixiang to conduct marketing research, competitive analysis, digital marketing implementation, etc.

“Fuse Group is looking to diversify its business and tap more resources into new growth”, said Umesh Patel, CEO of the Fuse Group, “I personally have 25 years’ experience in the catering and culinary consulting service business and we hope this cooperation with Jixiang Fengqi will help Fuse Group to attract more business opportunities in the future.”

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended September 30, 2022 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission (“SEC”), including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:

Fuse Group Holding Inc.

Tel: (626)-977-0000